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                                EXECUTIVE SUMMARY

DATE OF VALUATION:                       March 25, 1996

DATE OF INSPECTION:                      March 25, 1996

NAME:                                    Village Green Apartments

PROPERTY ADDRESS:                        112 Essex Avenue
                                         Altamonte Springs, Seminole County,
                                         Florida 32701

TAX REFERENCE:                           12-21-29-5BE-0000-6110

PROPERTY DESCRIPTION:                    Village Green Apartments is a 164-unit
                                         apartment complex which was
                                         constructed in 1969. The complex is
                                         comprised of 9, two-story buildings,
                                         with a rentable area of 140,000(plus
                                         or minus) SF. Additionally, the
                                         subject has 13,111(plus or minus) SF
                                         of patios and balconies, a 2,600(plus
                                         or minus) SF one-story office/laundry
                                         room, a 3,120(plus or minus) SF
                                         one-story clubhouse, a 1,932(plus or
                                         minus) SF one-story maintenance shop
                                         and 5,658(plus or minus) SF of
                                         enclosed entry way for a gross
                                         building area of 166,421(plus or
                                         minus) SF. The buildings are of
                                         concrete block construction, with
                                         stucco veneer and asphalt shingle
                                         roofs. The improvements are situated
                                         on a 7.25(plus or minus) acre or
                                         315,998(plus or minus) SF site.

ZONING: MOR-2, Mixed Office Residential District, under the jurisdiction of the City of Altamonte Springs, Seminole County, Florida.

MARKET BRIEF:                            According to a study of over 45,000
                                         apartment units completed by the
                                         Greater Orlando Apartment Association
                                         in January 1996, the overall occupancy
                                         rate for the metropolitan area is
                                         94.07%. The reported occupancy in the
                                         subject's submarket was 93.11%.  The
                                         occupancy in the subject's submarket
                                         has remained stable over the past
                                         year. The occupancy rate is generally
                                         evenly distributed by unit type. The
                                         highest occupancy is currently in
                                         two-bedroom units, at 93.31%, followed
                                         closely by three-bedroom units with a
                                         94.43% occupancy. Four-bedroom units
                                         are not relevant in this analysis
                                         because there are very few in the
                                         market and none at the subject
                                         property.


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                           EXECUTIVE SUMMARY

PROPERTY RIGHTS APPRAISED:              Fee Simple Estate

HIGHEST AND BEST USE:                   Multifamily rental apartment complex

INDICATED VALUE BY APPROACHES:

   INCOME CAPITALIZATION APPROACH:            $4,000,000

   SALES COMPARISON APPROACH:                 $3,900,000

   COST APPROACH:                             $4,000,000

   FINAL CONCLUSION OF MARKET VALUE:          $4,000,000

DEFERRED MAINTENANCE,
DEDUCTED FROM THE VALUE ESTIMATE:             $        0

According to a property condition assessment report conducted by Inspection & Valuation International, on May 23, 1996, the subject has approximately $29,000 worth of deferred maintenance. Due to the minimal amount of deferred maintenance, we have estimated that it will be accounted for by the reserves account and normal property maintenance and repair and therefore, have not subtracted it from the value approaches. Additionally a small amount of deferred maintenance appears to be typically found in apartment complexes similar in age to the subject. A copy of this report is contained in the addenda.

COMMENT

In estimating the subject's market value, the Income Capitalization Approach was given the most weight due to the income-producing nature of the subject. The Sales Comparison Approach was also given weight due to the number of recent comparable sales in the subject's market. Due to market participants espousing the lack of the applicability of the Cost Approach in a market where estimating depreciation from all forms is extremely subjective, the Cost Approach was given little weight in the reconciliation of a final value estimate. The Cost approach was used, however, in the estimation of the subject's highest and best use.



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                                EXECUTIVE SUMMARY

DATE OF VALUATION:                       March 25, 1996

DATE OF INSPECTION:                      March 25, 1996

NAME:                                    Ventura Landing Apartments

PROPERTY ADDRESS:                        6203 Curry Ford Road
                                         Orlando, Orange County, Florida 32822

TAX REFERENCE:                           03-23-30-1656-00-050

PROPERTY DESCRIPTION:                    Ventura Landing Apartments is a
                                         184-unit apartment complex which was
                                         constructed in 1973. The complex is
                                         comprised of 19, two-story buildings,
                                         with a rentable area of 166,952(plus
                                         or minus) SF. Additionally, the
                                         subject has 17,417(plus or minus) SF
                                         of breezeways and balconies, a
                                         2,970(plus or minus) SF one-story
                                         office/clubhouse building which also
                                         houses the laundry room and a 600(plus
                                         or minus) SF wood maintenance shed
                                         for a gross building area of
                                         187,969(plus or minus) SF. The
                                         buildings are of wood frame
                                         construction, with stucco veneer and
                                         asphalt shingle roofs. The
                                         improvements are situated on a
                                         12.50(plus or minus) acre or
                                         544,500(plus or minus) SF site.

ZONING: R-3B, Multiple-Family District, under the jurisdiction of the City of Orlando, Orange County, Florida.

MARKET BRIEF:                            According to a study of over 45,000
                                         apartment units completed by the
                                         Greater Orlando Apartment Association
                                         in January 1996, the overall
                                         occupancy rate for the metropolitan
                                         area is 94.07%. The reported
                                         occupancy in the subject's submarket
                                         was 93.95%. The occupancy in the
                                         subject's submarket has remained
                                         stable over the past year. The
                                         occupancy rate is generally evenly
                                         distributed by unit type. The
                                         highest occupancy is currently in
                                         two-bedroom units, at 93.31%, followed
                                         closely by three-bedroom units with a
                                         94.43% occupancy. Four-bedroom units
                                         are not relevant in this analysis
                                         because there are very few in the
                                         market and none at the subject
                                         property.


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                           EXECUTIVE SUMMARY

PROPERTY RIGHTS APPRAISED:              Fee Simple Estate

HIGHEST AND BEST USE:                   Multifamily rental apartment complex

INDICATED "AS IS" VALUE BY APPROACHES:

   INCOME CAPITALIZATION APPROACH:            $3,700,000

   SALES COMPARISON APPROACH:                 $3,700,000

   COST APPROACH:                             $4,100,000

   FINAL CONCLUSION OF MARKET VALUE:          $3,700,000

DEFERRED MAINTENANCE,
DEDUCTED FROM THE VALUE ESTIMATE:             $  123,000

The subject currently has $123,000 worth of deferred maintenance. However, we have been asked to make a special assumption and estimate the market value of the fee simple estate of the subject, free and clear of debt assuming deferred maintenance has been cured, as of March 25, 1996.

INDICATED VALUE BY APPROACHES: (ASSUMING DEFERRED MAINTENANCE HAS BEEN CURED)

   INCOME CAPITALIZATION APPROACH:            $3,900,000

   SALES COMPARISON APPROACH:                 $3,800,000

   COST APPROACH:                                 N/A

   FINAL CONCLUSION OF MARKET VALUE:          $3,900,000

COMMENT

In estimating the subject's market value, the Income Capitalization Approach was given the most weight due to the income-producing nature of the subject. The Sales Comparison Approach was also given weight due to the number of recent comparable sales in the subject's market. Due to market participants espousing the lack of the applicability of the Cost Approach in a market where estimating depreciation from all forms is extremely subjective, the Cost Approach was given little weight in the reconciliation of a final value estimate. The Cost Approach was used, however, in the estimation of the subject's highest and best use.



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